Exhibit 5.1

Gibson, Dunn & Crutcher

January 5, 2005

43434-00006

(213) 229-7000

(213) 229-7520

Interactive Health, Inc.
3030 Walnut Ave.
Long Beach, California 90807

  Re:
  Registration Statement No. 333-114975

Ladies & Gentlemen:

        We have acted as counsel to Interactive Health, Inc., a Delaware Corporation (the "Company"), in connection with the proposed sale of those certain shares of the Company's common stock, par value $.001 (the "Company Shares"), and those certain additional shares of the Company's common stock held by certain Selling Stockholders to be identified in the Company's Registration Statement on Form S-1, Registration No. 333-114975 (as amended and, as may be further amended and supplemented, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (the "Selling Stockholders' Shares"), as set forth in the Registration Statement. The Selling Stockholders' Shares include certain additional shares of the Company's common stock that will be subject to an over-allotment option granted to the underwriters in this offering pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, Merrill Lynch & Co., Thomas Weisel Partners LLC and the Selling Stockholders. This opinion is being furnished as Exhibit 5.1 to the Registration Statement.

        In our capacity as counsel in connection with such registration, we are familiar with the proceedings taken by the Company and those proposed to be taken by the Company in connection with the authorization and issuance of the Company's common stock. As a basis for the opinions hereinafter expressed and to the extent we deemed necessary or appropriate for purposes of this opinion, we have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. We have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as copies (certified or otherwise identified to our satisfaction) conform to the originals thereof and the authenticity of the originals of such copies. For all facts material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

        Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (i) upon conclusion of the proceedings being taken or contemplated by us, as counsel to the Company, to be taken in order to permit the transactions contemplated by the Registration Statement and the Underwriting Agreement to be effected, the Company Shares will have been duly authorized by all necessary corporate actions of the Company and when sold and issued against payment therefor in accordance with the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholders' Shares are validly issued, fully paid and non-assessable.

        We render no opinion herein as to matters involving the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, taking into account the Delaware constitution and reported Delaware judicial decisions. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Registration Statement and prospectus which forms a part thereof. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER

JKL/JAK/CSC/AKH